Exhibit 31


      Re: GSAA Home Equity Trust 2006-S1 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-S1, issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ocwen Loan Servicing, LLC, as a servicer ("Ocwen"), Avelo Mortgage, L.L.C., as a servicer ("Avelo" and together with Ocwen, the "Group I Servicers"), National City Home Loan Services, Inc., as a servicer, Wells Fargo Bank, National Association, as master servicer (the "Group I Master Servicer"), U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as trustee (the "Trustee")

I, Michelle Gill, certify that:

      1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust;

      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

      4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Group I Servicers and the Group I Master Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

      In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Group I Servicers and the Group I Master Servicer.

                                                Date: March 29, 2007



                                                /s/ Michelle Gill
                                                ----------------------------
                                                Michelle Gill
                                                Vice President
                                                GS Mortgage Securities Corp.